Exhibit 5.1

FOLEY SHECHTER LLP

129 West 29th Street, 5th Floor

New York, New York 10001

July 17, 2015

To the Board of Directors

Content Checked Holdings, Inc.

8730 Sunset Blvd., Suite 240

West Hollywood, California 90069

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel to Content Checked Holdings, Inc., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (the “Registration Statement”), relating to the offer and sale pursuant to the Registration Statement, by the selling stockholders identified in the Registration Statement (the “Selling Stockholders”), of up to 8,331,808 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), consisting entirely of outstanding shares of Common Stock.

You have requested our opinion as to the matters set forth below in connection with the issuance of the Shares. For purposes of rendering this opinion, we are familiar with the Registration Statement, and we have examined the Company’s Articles of Incorporation, as amended to date, the Company’s By-Laws, as amended to date, and corporate actions of the Company that provided for the issuances of the Shares. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on statements of an officer of the Company.

Based upon and subject to the foregoing, it is our opinion that the 8,331,808 Shares outstanding have been validly issued and are fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus constituting a part thereof.

Very truly yours,

/s/ Foley Shechter LLP
Foley Shechter LLP